Exhibit 21

AVNET, INC
FOREIGN AND DOMESTIC SUBSIDIARIES

JURISDICTION OF
NAME	INCORPORATION
Avnet (Australia) Pty. Ltd.	Australia
Avnet (Holdings) Limited	England
Avnet (NZ)	New Zealand
Avnet AG	Switzerland
Avnet Applied Computing A/S	Denmark
Avnet Applied Computing AB	Sweden
Avnet Applied Computing AS	Norway
Avnet Applied Computing European Services GmbH	Germany
Avnet Applied Computing Handelsgesellschaft GmbH	Austria
Avnet Applied Computing Limited	England
Avnet Applied Computing NV	Belgium
Avnet Applied Computing Oy	Finland
Avnet Applied Computing S.A.	Spain
Avnet Applied Computing s.r.l.	Italy
Avnet Applied Computing s.r.o.	Czech Republic
Avnet Applied Computing Schweiz GmbH	Switzerland
Avnet Applied Computing Sp. Z.o.o.	Poland
Avnet Asia Pte Ltd	Singapore
Avnet ASIC Israel Ltd	Israel
Avnet B.V.	Netherlands
Avnet Beteiligungs-Verwaltungs GmbH	Germany
Avnet Cinergi Pte Limited	Singapore
Avnet Components Israel Ltd.	Israel
Avnet Components Ltd.	England
Avnet Computer Marketing GmbH	Austria
Avnet Computer Marketing Kft	Hungary
Avnet Computer Marketing SAS	France
Avnet Corporate Services Group, Inc.	Delaware
Avnet Corporate Trustee Limited	United Kingdom
Avnet de Mexico, S.A. de C.V.	Mexico
Avnet de Puerto Rico, Inc.	Puerto Rico
Avnet Delaware LLC	Delaware
Avnet do Brasil LTDA	Brazil
Avnet EM sp.z.o.o.	Poland
Avnet EMG AG	Switzerland
Avnet EMG Elektronische Bauelmente GmbH	Austria
Avnet EMG France S.A.	France
Avnet EMG GmbH	Germany

JURISDICTION OF
NAME	INCORPORATION
Avnet EMG Ltd	England
Avnet EMG S.r.l.	Italy
Avnet Erste Vermoegensverwaltungs GmbH & Co. KG	Germany
Avnet Europe Comm. VA	Belgium
Avnet Finance B.V.	Netherlands
Avnet Financial Services Comm. VA	Belgium
Avnet France S.A.S.	France
Avnet GTDG Singapore Pte Limited	Singapore
Avnet Holding Corporation II	Delaware
Avnet Holding Germany GmbH	Germany
Avnet Holdings (Australia) Pty. Limited	Australia
Avnet Hong Kong Limited	Hong Kong
Avnet Iberia SA	Spain
Avnet India Private Limited	India
Avnet Industries (Malaysia) Sdn Bhd	Malaysia
Avnet International (Canada), Ltd.	Ontario
Avnet IP&E Hong Kong Limited	Hong Kong
Avnet IP&E Taiwan Ltd.	Taiwan
Avnet IT Services GmbH	Germany
Avnet Kopp (Pty) Limited	South Africa
Avnet Korea, Inc.	Korea
Avnet Limited	Ireland
Avnet Logistics & Trading (Shanghai) Co., Ltd.	China
Avnet Logistics (Shenzhen) Ltd.	China
Avnet Logistics (Tianjin) Ltd.	China
Avnet Logistics GmbH	Germany
Avnet Logistics Holding Corp.	Arizona
Avnet Logistics U.S., L. P.	Texas
Avnet Lyco Manufacturing Limited	Ireland
Avnet Malaysia Sdn Bhd	Malaysia
Avnet Nortec A/S	Denmark
Avnet Nortec AB	Sweden
Avnet Nortec AS	Norway
Avnet Nortec Oy	Finland
Avnet Pacific (NZ) Ltd. (in liquidation)	New Zealand
Avnet Pacific Pty Ltd.	Australia
Avnet Partner Solutions, S. de R.L. de C.V.	Mexico
Avnet Partnership Australia	Australia
Avnet Philippines Pty. Ltd., Inc.	Philippines
Avnet Programming Services SA	France
Avnet Properties Corporation	Delaware
Avnet Receivables Corporation	Delaware
Avnet S.r.l.	Italy

JURISDICTION OF
NAME	INCORPORATION
Avnet s.r.o.	Czech Republic
Avnet Sp. Z.o.o.	Poland
Avnet Sunrise Limited	Hong Kong
Avnet Technology (Thailand) Co., Ltd.	Thailand
Avnet Technology Hong Kong Limited	Hong Kong
Avnet Technology Solutions B.V.	The Netherlands
Avnet Technology Solutions GmbH	Germany
Avnet Technology Solutions Ltd.	United Kingdom
Avnet Technology Solutions SAS	France
Avnet Verwaltungs GmbH	Germany
Avnet Zweite Vermögensverwaltungs GmbH	Germany
Avnet, Inc.	Delaware
Avnet-Macro Ltd.	England
Avnet-Time Limited	England
BFI IBEXSA Electronics Limited	England
BFI OPTILAS A/S	Denmark
BFI OPTILAS AB	Sweden
BFI Optilas B.V.	Netherlands
BFI OPTILAS GmbH	Germany
BFI OPTILAS Limited	England
BFI OPTILAS S.r.l.	Italy
BFI Optilas SA	Spain
BFI-IBEXSA International, Inc.	Delaware
BFI-Optilas International SA	France
BFI-OPTILAS SA	France
Chinatronic Technology Limited	Hong Kong
CM Satellite Systems, Inc.	New York
Disti Export Trading Corporation	Barbados - West Indies
Distron Elektronik GmbH	Germany
HNS Slovakia s.r.o.	Slovakia
EBV Beteiligungs-Verwaltungs GmbH	Germany
EBV Elekronik EPE	Greece
EBV Elektronik GmbH & Co. KG	Germany
EBV Elektronik KFT	Hungary
EBV Elektronik Ltd.	Israel
EBV Elektronik M	Russia
EBV Elektronik s.r.l.	Italy
EBV Elektronik Sp. z.o.o.	Poland
EBV Elektronik spol. S.r.o.	Czech Republic
EBV Elektronik Ticaret Ltd.	Turkey
EBV ELEKTRONIK, DRUZBA ZA POSREDOVANJE D.O.O.	Slovenia
EBV Management GmbH	Germany

JURISDICTION OF
NAME	INCORPORATION
EBV Vermoegens-verwaltungs GmbH	Germany
EBV-Elektronik GmbH	Austria
Elbatex CZ Praha sro	Czech Republic
Electro Air PTE. Ltd.	Malaysia
Electrolink (PTY) Ltd	South Africa
Electron House (Overseas) Limited	England
Enlaces Computacionales, S. de R.L. de C.V.	Mexico
Eurocomp S.r.l. (in liquidazione)	Italy
Eurotronics B.V	Netherlands
Instituto de Educacion Avanzada, S. de R.L. de C.V.	Mexico
Kent One Corporation	Delaware
Macro-Marketing Limited	England
Malchus Electronics B.V.B.A	Belgium
Marshall Industries Investments B.V.	Netherlands
Matica S.r.l.	Italy
MI Technology Products de Mexico, S. de R.L. de C.V.	Mexico
Millennium Electronic Components Ltd.	England
Nortronic Associates Limited	England
Optional Systems Resource, Inc.	Delaware
Ormic Components Ltd.	Israel
PCD Italia S.r.l.	Italy
RK Distribution Limited	England
SEI Bloomer Electronics Ltd.	England
SEI Nordstar SpA	Italy
SEI/RDT Components Ltd (in liquidation)	Israel
Soluciones Mercantiles, S. de R.L. de C.V.	Mexico
Sonepar Electronique UK Ltd.	England
Sonetech Belgium B.V.B.A.	Belgium
Spectec Electronics Ltd.	Israel
Sterling Electronics Corporation	Nevada
Sunrise Electronic Component Distribution Group Limited	Samoa
Sunrise Logistics (Shanghai) Limited	China
TEG Communications, Inc.	New York
Telmil Electronics, Inc.	Delaware
Tenva Belgium Comm. VA	Belgium
Tenva Financial Management BVBA	Belgium
Thomas Kaubisch GmbH	Germany
Transformation Software Ltd.	United Kingdom
WBC GmbH	Germany
WBC Sp. z.o.o.	Poland
Yrel Electronics S.A.	France

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